EX-99.12(a)


COLLEGE RETIREMENT EQUITIES FUND                        CHARLES H. STAMM
730 Third Avenue                                        EXECUTIVE VICE PRESIDENT
New York, NY 10017-3206                                 AND GENERAL COUNSEL
212 490-9000                                            (212) 916-4700


                                                              April  26, 2002

College Retirement Equities Fund
730 Third Avenue
New York, New York 10017

Gentlemen:

         I hereby consent to the reference to my name under the heading "Legal Matters" in the Statement of Additional Information filed by the College Retirement Equities Fund ("CREF") as part of Post-Effective Amendment No. 34 to the Registration Statement (File Nos. 33-480 and 811-4415) on Form N-3 under the Secutiries Act of 1933 for certain individual, group, and tax-deferred variable annuity certificates offered and funded by CREF.

                                                        Sincerely,


                                                    /s/ CHARLES H. STAMM
                                                    ----------------------------
                                                        Executive Vice President
                                                        and General Counsel